Investment objective
The Fund's investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan.

Fund facts	(as at 12/31/15)
Net asset value per share	$16.74
Market price	$14.63
Premium/discount	-12.60%
Total net assets	$ 137.69 m
Market cap	$ 120.32 m

Fund statistics
Investment adviser (date of appointment)	JF International Management, Inc. (07/22/14)
Fund manager	Shumin Huang
Listed	NYSE
Launch date	12/23/86
Shares outstanding	8,224,330
Last dividend (Ex-dividend date)	$2.6332 (December 26, 2014)
Benchmark	TAIEX Total Return Index

Fund codes
Bloomberg	TWN
Sedol	286987895
CUSIP	874036106
ISIN	US8740361063

Cumulative performance*						(as at 12/31/15)
%	1m	3m	YTD	1Y	3Y	5Y	10Y
The Taiwan Fund, Inc.	-0.3	0.5	-6.4	-6.4	9.2	-2.7	45.9
Market Price	-1.7	1.1	-10.5	-10.5	4.4	-7.9	44.9
TSE Index	-0.4	2.2	-13.8	-13.8	-4.3	-17.5	27.3
TAIEX Total Return IndexA	-0.4	2.2	-10.4	-10.4	5.6	-1.8	83.6
MSCI Taiwan Index	-0.8	1.2	-11.7	-11.7	5.3	-2.8	47.7

Rolling 12 month performance*				(as at 12/31/15)
%	2015/2014	2014/2013	2013/2012	2012/2011	2011/2010
The Taiwan Fund, Inc.	-6.4	-2.2	19.3	12.2	-20.6
Market Price	-10.5	-1.3	18.2	12.8	-21.8
TSE Index	-13.8	1.9	9.0	13.5	-24.1
TAIEX Total Return IndexA	-10.4	5.1	12.2	17.8	-21.0
MSCI Taiwan Index	-11.7	9.4	9.1	16.7	-20.9

Top 10 holding	(as at 12/31/15)
Holding	Fund %
Taiwan Semiconductor Manufacturing Co., Ltd.	9.8
Hon Hai Precision Industry Co., Ltd.	5.4
Delta Electronics, Inc.	3.3
Eclat Textile Co., Ltd.	3.2
Tung Thih Electronic Co., Ltd.	3.1
Ennoconn Corp.	3.1
Uni-President Enterprises Corp.	3.0
Cathay Financial Holding Co., Ltd.	2.9
Yeong Guan Energy Technology Group Co., Ltd.	2.9
Hota Industrial Manufacturing Co., Ltd.	2.7

*	In US Dollar terms
A	TAIEX Total Return Index (prior to January 1, 2003, TAIEX Index)

Sector breakdown		(as at 12/31/15)

Sector	Fund %	BenchmarkA	Deviation
Automobile	0.0%	1.6%	-1.6%
Biotechnology & Medical Care	0.6%	1.0%	-0.4%
Building Material & Construction	0.0%	1.6%	-1.6%
Cement	0.0%	0.9%	-0.9%
Chemical	0.0%	1.0%	-1.0%
Communications & Internet	1.5%	6.7%	-5.2%
Computer & Peripheral Equipment	4.6%	5.9%	-1.3%
Electric & Machinery	12.0%	1.8%	10.2%
Electrical & Cable	0.0%	0.3%	-0.3%
Electronic Parts & Components	5.3%	4.6%	0.7%
Electronic Products Distribution	0.0%	0.8%	-0.8%
Financial & Insurance	8.0%	13.9%	-5.9%
Foods	3.0%	2.1%	0.9%
Glass & Ceramic	0.0%	0.2%	-0.2%
Information Service	0.0%	0.2%	-0.2%
Iron & Steel	0.0%	1.8%	-1.8%
Oil, Gas & Electricity	0.5%	3.3%	-2.8%
Optoelectronic	5.3%	3.8%	1.5%
Other	5.3%	3.6%	1.7%
Other Electronic	14.3%	7.5%	6.8%
Paper & Pulp	0.0%	0.3%	-0.3%
Plastics	3.9%	6.4%	-2.5%
Rubber	0.0%	1.3%	-1.3%
Semiconductor	23.1%	23.4%	-0.3%
Shipping & Transportation	1.4%	1.7%	-0.3%
Textiles	7.0%	2.1%	4.9%
Tourism	0.0%	0.5%	-0.5%
Trading & Consumers' Goods	2.5%	1.7%	0.8%
Cash	1.7%	0.0%	1.7%
Overall Total	100.0%	100.0%	0.0%

Review

The TAIEX Total Return index (TAIEX) ended December 0.4% lower. Intra-month volatility was high as the market sold off at the beginning of December and then recovered following announcement by the US Federal Reserve of an interest rate increase. On the macro front, the Purchasing Managers Index (PMI) for the manufacturing sector in Taiwan rose to 51.7 in December (November: 49.5), the first time it had risen above 50 in nine months. Nevertheless, daily turnover was light as institutional investors locked in profits. Over the full calendar year to 31st December 2015, the TAIEX had fallen by 10.4%, the deepest correction since 2011.

The electric and machinery and other electronic sectors, along with textile players were the major contributors in December, reflecting our expectation that companies in the consumer discretionary sectors would experience growth. On the other hand, we trimmed our iPhone exposure given uninspiring sales numbers and also reduced our financials weightings on weaker loan demand and margin outlook. In the technology space, we focused on companies related to cloud computing, the “internet of things” and renewable energy. The Fund outperformed the TAIEX by 0.1% in December.

Outlook

The Taiwan market seems likely to encounter headwinds in the first half of 2016. Both economic growth and corporate earnings are predicted to face challenges, partly as a result of muted iPhone shipment growth in recent months. There was an expectation in December 2015 that the General Election in Taiwan on the 16th January 2016 would give rise to a change in presidency and ruling party, with the Democratic Progressive Party’s Tsai tipped to win. This proved to be correct but could lead to a policy vacuum as Tsai will not assume her power as president until late in the second quarter of 2016. However, given the falls in the market already experienced in 2015, current market levels may have already priced in most of these negative factors. In the second half of 2016, the Taiwan markets could experience acceleration on low base comparisons, with improved restocking and increased demand when the new iPhone 7 launches. Valuation remains attractive at 12 times 2016 earnings, with above regional-average dividend yield and decent free cash flow yield.

Full portfolio holdings	(as at 12/31/15)
	Market Value
Holding	USD	Fund %
Semiconductor	31,776,937	23.1%
Taiwan Semiconductor Manufacturing Co., Ltd.	13,508,966	9.8%
Advanced Semiconductor Engineering, Inc.	3,345,694	2.4%
MediaTek, Inc.	2,899,808	2.1%
ASPEED Technology, Inc.	1,978,862	1.4%
United Microelectronics Corp.	1,862,502	1.4%
Realtek Semiconductor Corp.	1,753,841	1.3%
Siliconware Precision Industries Co.	1,210,095	0.9%
Silicon Motion Technology Corp.	1,191,680	0.9%
Silergy Corp.	1,117,910	0.8%
Sino-American Silicon Products, Inc.	905,197	0.7%
CHIPBOND Technology Corp.	887,391	0.6%
Novatek Microelectronics Corp. Ltd.	840,442	0.6%
Win Semiconductors Corp.	274,549	0.2%
Other Electronic	19,725,132	14.3%
Hon Hai Precision Industry Co., Ltd.	7,403,953	5.4%
Tung Thih Electronic Co., Ltd	4,306,025	3.1%
Catcher Technology Co., Ltd.	3,655,128	2.6%
Bizlink Holding, Inc.	1,707,263	1.2%
Voltronic Power Technology Corp.	1,599,775	1.2%
Sporton International, Inc.	1,052,988	0.8%
Electric & Machinery	16,456,085	12.0%
Yeong Guan Energy Technology Group Co., Ltd.	3,960,516	2.9%
Hota Indust rial Manufacturing Co., Ltd.	3,761,105	2.7%
Cub Elecparts, Inc.	2,514,867	1.8%
Iron Force Industrial Co., Ltd.	2,491,558	1.8%
Macauto Industrial Co., Ltd.	1,886,230	1.4%
Airtac International Group	1,337,352	1.0%
Sumeeko Industries Co., Ltd.	504,457	0.4%
Financial & Insurance	11,085,266	8.0%
Cathay Financial Holding Co., Ltd	3,984,278	2.9%
CTBC Financial Holding Co., Ltd.	1,796,469	1.3%
Yuanta Financial Holding Co., Ltd.	1,496,972	1.1%
China Development Financial Holding Corp.	1,094,928	0.8%
E. Sun Financial Holding Co., Ltd.	1,072,761	0.8%
Fubon Financial Holding Co., Ltd.	1,059,001	0.7%
China Life Insurance Co., Ltd.	580,857	0.4%
Textiles	9,584,288	7.0%
Eclat Textile Co., Ltd.	4,418,059	3.2%
Makalot Industrial Co., Ltd.	3,089,053	2.3%
Toung Loong Textile Manufacturing Co., Ltd.	2,077,176	1.5%
Optoelectronic	7,319,521	5.3%
Largan Precision Co., Ltd.	3,731,848	2.7%
Gigasolar Materials Corp.	2,751,393	2.0%
Motech Industries, Inc.	451,353	0.3%
Innolux Corp.	384,927	0.3%

Full portfolio holdings (cont'd)		(as at 12/31/15)

	Market Value
Holding	USD	Fund %
Electronic Parts & Components	7,306,454	5.3%
Delta Electronics, Inc.	4,479,164	3.2%
King Slide Works Co., Ltd.	2,827,290	2.1%
Other	7,274,077	5.3%
Taiwan Paiho Ltd.	2,081,140	1.5%
Pou Chen Corp.	1,653,302	1.2%
Giant Manufacturing Co., Ltd.	1,080,099	0.8%
Sunspring Metal Corp.	926,386	0.7%
KMC Kuei Meng International, Inc.	851,764	0.6%
Nan Liu Enterprise Co., Ltd.	681,386	0.5%
Computer & Peripheral Equipment	6,314,697	4.6%
Ennoconn Corp.	4,212,988	3.1%
Advantech Co., Ltd.	843,502	0.6%
Inventec Co., Ltd.	699,373	0.5%
Posiflex Technology, Inc.	558,834	0.4%
Plastics	5,350,930	3.9%
Nan Ya Plastics Corp.	1,962,949	1.4%
Formosa Plastics Corp.	1,783,938	1.3%
Formosa Chemicals & Fibre Corp.	1,604,043	1.2%
Foods	4,084,858	3.0%
Uni-President Enterprises Corp.	4,084,858	3.0%
Trading & Consumers' Goods	3,489,832	2.5%
President Chain Store Corp.	1,451,457	1.0%
Poya Co., Ltd.	1,405,136	1.0%
Taiwan FamilyMart Co., Ltd.	633,239	0.5%
Communications & Internet	2,111,053	1.5%
Wistron NeWeb Corp.	2,111,053	1.5%
Shipping & Transportation	1,884,570	1.4%
Eva Airways Corp.	980,743	0.7%
China Airlines Ltd.	903,827	0.7%
Biotechnology & Medical Care	885,834	0.6%
Grape King Bio Ltd.	885,834	0.6%
Oil, Gas & Electricity	738,892	0.5%
Formosa Petrochemical Corp.	738,892	0.5%
Cash	2,299,786	1.7%
Grand Total	137,688,212	100.0%

Source: MSCI. Neither MSCI nor any other party involved in or related to compiling, computing or creating the MSCI data makes any express of implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such data. Without limiting any of the foregoing, in no event shall MSCI, any of its affiliates or any third party involved in or related to compiling computing or creating the data have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages. No further distribution or dissemination of the MSCI data is permitted without MSCI's express written consent.

Important Information

This document is issued and approved by JF International Management, Inc. ("JFIMI"), as investment advisor of The Taiwan Fund, Inc. (the ''Fund''). JFIMI is an investment advisor registered with the US Securities and Exchange Commission. Certain information herein is believed to be reliable but has not been verified by JFIMI. JFIMI makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed end US fund and its shares are listed on the New York Stock Exchange. JFIMI has been appointed investment advisor to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. JFIMI, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, JFIMI will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

•	It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.
•	Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.
•	Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.
•	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stock markets, and equities are less liquid. Volatility of prices can also be greater than in more developed stock markets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.